EXHIBIT 4.4

UNIT CERTIFICATE

No. DSTIU-	Units

DAYSTAR TECHNOLOGIES, INC.

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

EACH UNIT CONSISTING OF ONE SHARE

OF COMMON STOCK, PAR VALUE $0.01

PER SHARE, ONE CLASS A WARRANT,

AND TWO CLASS B WARRANTS

CUSIP 23962Q 20 9

THIS CERTIFIES THAT

or registered assigns (the “Registered Holder”) is the owner of the number of Units specified above, each of which consists of one share of common stock, par value $0.01 per share, of DayStar Technologies, Inc. (the “Common Stock”), one redeemable Class A warrant, and two nonredeemable Class B warrants, each warrant to purchase one share of Common Stock (collectively, the “Warrants”). On or prior to the Separation Time (as defined herein), the securities evidenced by this certificate may be combined, exchanged or transferred only as Units, and the Common Stock and Warrants evidenced by this Certificate may not be split up, exchanged or traded separately. The Units may separate into shares of Common Stock and Warrants as of the close of business on                                                                  , 2004 [thirty days after the consummation of the initial public offering of Units], or at any time after that date, in the discretion of Paulson Investment Company, Inc. (the “Separation Time”). The shares of Common Stock and the Warrants comprising the Units shall be separately tradeable commencing on the first day after the Separation Time on which The Nasdaq SmallCap Market is open for trading. The Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement dated as of                             , 2004 (the “Warrant Agreement”), between DayStar Technologies, Inc. and US Stock Transfer Corporation, as Warrant Agent (the “Warrant Agent”), and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Warrant Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of Warrants evidenced hereby and to the exercise price of such Warrants in certain events therein set forth. Subject to the foregoing, the number of Class A Warrants, Class B Warrants, and the number of shares of Common Stock comprising the Units are equal.

Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent and Registrar or may be obtained upon written request addressed to DayStar Technologies, Inc. at 900 Golden Gate Terrace, Suite A, Grass Valley, California 95945, Attention: Chief Financial Officer.

This Unit Certificate is not valid unless countersigned by the Warrant Agent and Registrar of the Company.

IN WITNESS WHEREOF, DayStar Technologies, Inc. has caused this Unit Certificate to be duly executed manually or in facsimile by two of its officers thereunto duly authorized.

Dated:

DAYSTAR TECHNOLOGIES, INC.

By:
President

Attest:
Secretary

Countersigned

US Stock Transfer Corporation

Transfer Agent and Registrar

1745 Gardena Avenue

Glendale, California 91204

By:
Authorized Signature

DAYSTAR TECHNOLOGIES, INC.

The Registered Holder hereby is entitled, at any time after the Separation Time (as defined on the face hereof) to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing one share of Common Stock for each Unit represented by this Unit Certificate, and Warrant Certificate(s) representing one redeemable Class A Warrant for each Unit represented by this Unit Certificate, and two nonredeemable Class B Warrants for each Unit represented by this Unit Certificate, upon surrender of this Unit Certificate to the Warrant Agent and Registrar together with any documentation required by such agent.

REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE WARRANT AGENT AND REGISTRAR, US STOCK TRANSFER CORPORATION.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

	TEN COM	–	as tenants in common
	TEN ENT	–	as tenants by the entireties
	JT TEN	–	as joint tenants with rights of survivorship and not as tenants in common
	COM PROP	–	as community property

UNIF GIFT MIN ACT		–	Custodian
			(Cust)	(minor)
under Uniform Gifts to Minors Act

(State)

UNIF TRF MIN ACT	–	Custodian
		(Cust)	(minor)
under Uniform Transfer to Minors Act

(State)

FORM OF ASSIGNMENT

(TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder (                                        )

(Please insert social security or other identification number of Registered Holder)

hereby sells, assigns and transfers unto

(Please Print Name and Address including Zip Code)

Units evidenced by the within Unit Certificate, and irrevocably constitutes and appoints                                                                                                                                             attorney to transfer this Unit Certificate on the books of DayStar Technologies, Inc. with the full power of substitution in the premises.

Dated: ,

Signature:

(Signature must conform in all respects to the name of Registered Holder as specified on the face of this Unit Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)

Signatures Guaranteed:

The signatures should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.